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                                                                     EXHIBIT 28H


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-R
                               February 10, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-R Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class
         A Certificateholders on the Payment Date per
         $1,000 interest.                                        $        84.850

     2.  The amount of the distribution set forth in
         paragraph 1 above in respect of principal on
         the Class A Certificates, per $1,000 interest           $        83.333

     3.  The amount of the distribution set forth in
         paragraph 1 above in respect of interest on
         the Class A Certificates, per $1,000 interest           $         1.517

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.  The aggregate amount of Collections of
         Receivables  processed for the Due Period
         with respect to the current  Distribution
         Date which were allocated in respect of the
         Investor Certificates of all Series                     $724,075,332.44

     b.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Series 1996-R Certificates               $131,328,950.60

     c.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Class A Certificates                     $114,969,442.53

     d.  The amount of Collections of Receivables processed
         for the Due Period with respect to the current
         Distribution Date which were allocated in respect
         of the Class A Certificates, per $1,000 interest        $       287.424

     e.  The amount of Excess Spread for the Due Period
         with respect to the current Distribution Date           $  1,101,320.79

     f.  The amount of Reallocated Principal Collections
         for the Due Period with respect to the current
         Distribution Date allocated in respect of the
         Class A Certificates                                    $          0.00

     g.  The amount of Excess Finance Charge Collections
         allocated in respect of the Series 1996-R
         Certificates, if any                                    $          0.00
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                                                                  Series  1996-R

     h. The amount of Excess Principal Collections
        allocated in respect of the Series 1996-R
        Certificates, if any                                 $             0.00

     2. Receivables in Trust
     -----------------------

     a. Aggregate Principal Receivables for the Due
        Period with respect to the current Distribution
        Date (which reflects the Principal Receivables
        represented by the Exchangeable Seller's
        Certificate and by the Investor Certificates of
        all Series)                                          $15,899,994,464.84

     b. The amount of Principal Receivables in the
        Trust represented by the Series 1996-R
        Certificates (the "Invested Amount") for the
        Due Period with respect to the current
        Distribution Date                                    $   148,857,703.36

     c. The amount of Principal Receivables in the
        Trust represented by the Class A Certificates
        (the "Class A Invested Amount") for the Due
        Period with respect to the current Distribution
        Date                                                 $   133,333,333.36

     d. The Invested Percentage with respect to Finance
        Charge Receivables (including Interchange) and
        Defaulted Receivables for the Series 1996-R
        Certificates for the Due Period with respect to
        the current Distribution Date                                     0.936%

     e. The Invested Percentage with respect to
        Principal Receivables for the Series 1996-R
        Certificates for the Due Period with respect to
        the current Distribution Date                                     2.875%

     f. The Class A Floating Percentage for the Due
        Period with respect to the current Distribution
        Date                                                             89.571%

     g. The Class A Principal Percentage for the Due
        Period with respect to the current Distribution
        Date                                                             87.500%

     h. The Collateral Floating Percentage for the Due
        Period with respect to the current Distribution
        Date                                                             10.429%

     i. The Collateral Principal Percentage for the Due
        Period with respect to the current Distribution
        Date                                                             12.500%

     3. Delinquent Balances
     ----------------------

        The aggregate amount of outstanding balances in
        the Accounts which were 30 or more days
        delinquent as of the end of the Due Period for
        the current Distribution Date                        $   843,779,393.79

     4. Investor Default Amount
     --------------------------

     a. The aggregate amount of all Defaulted
        Receivables written off as uncollectible during the Due Period with respect to the current
        Distribution Date allocable to the Series 1996-R
        Certificates (the "Investor Default Amount")

        1.  Investor Default Amount                          $     1,110,157.58
        2.  Recoveries                                       $        34,699.13
        3.  Net Default Receivables                          $     1,075,458.45
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                                                                  Series  1996-R


     b. The Class A Investor Default Amount

        1.  Investor Default Amount                              $   994,379.25
        2.  Recoveries                                           $    31,080.36
        3.  Net Default Receivables                              $   963,298.89

     c. The Collateral Investor Default Amount

        1.  Investor Default Amount                              $   115,778.33
        2.  Recoveries                                           $     3,618.77
        3.  Net Default Receivables                              $   112,159.56

     5. Investor Charge-offs.
     ------------------------

     a. The amount of the Class A Investor
        Charge-Offs per $1,000 interest after
        reimbursement of any such Class A Investor
        Charge-Offs for the Due Period with respect
        to the current Distribution Date                         $         0.00

     b. The amount attributable to Class A Investor
        Charge-Offs, if any, by which the principal
        balance of the Class A Certificates exceeds
        the Class A Invested Amount as of the end of
        the day on the Record Date with respect to
        the current Distribution Date                            $         0.00

     c. The amount of the Collateral Charge-Offs,
        if any, for the Due Period with respect
        to the current Distribution Date                         $         0.00

     6. Monthly Servicing Fee
     ------------------------

     a. The amount of the Monthly Servicing Fee
        payable from available funds by the Trust
        to the Servicer with respect to the current
        Distribution Date                                        $    31,012.02

     b. The amount of the Interchange Monthly
        Servicing Fee payable to the Servicer with
        respect to the current Distribution Date                 $   155,060.11

     7. Available Cash Collateral Amount
     -----------------------------------

     a  The amount, if any, withdrawn from the Cash
        Collateral Account for the current Distribution
        Date (the "Withdrawal Amount")                           $         0.00

     b. The amount available to be withdrawn from the
        Cash Collateral Account as of the end of the
        day on the current Distribution Date, after
        giving effect to all withdrawals, deposits and
        payments to be made on such Distribution Date
        (the "Available Cash Collateral Amount" for the
        next Distribution Date)                                  $ 4,571,429.00

     c. The amount as computed in 7.b as a percentage
        of the Class A Invested Amount after giving
        effect to all reductions thereof on the current
        Distribution Date                                                 4.571%

     8. Collateral Invested Amount
     -----------------------------

     a. The Collateral Invested Amount for the current
        Distribution Date                                        $15,524,370.00

     b. The Collateral Invested Amount after giving
        effect to all withdrawals, deposits, and
        payments on the current Distribution Date                $10,322,061.00
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                                                                  Series  1996-R

     9. Total Enhancement
     ---------------------

     a. The total Enhancement for the current
        Distribution Date                                        $20,095,799.00

     b. The total Enhancement after giving effect to
        all withdrawals, deposits and payments on the
        current Distribution Date                                $14,893,490.00

C.   The Pool Factor
--------------------

        The Pool Factor (which represents the ratio of
        the Class A Invested Amount on the last day of
        the month ending on the Record Date adjusted
        for Class A Investor Charge-Offs set forth in
        B.5.a above and for the distributions of
        principal set forth in A.2 above to the Class A
        Initial Invested Amount). The amount of a Class
        A Certificateholder's pro rata share of the
        Class A Invested Amount can be determined by
        multiplying the original denomination of the
        holder's Class A Certificate by the Pool Factor             25.00000001%

D. Deficit Controlled Amortization Amount
-----------------------------------------

     1.  The Deficit Controlled Amortization Amount for
         the preceding Due Period                                $         0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page







                             First USA Bank, N.A.
                             Servicer


                             By: /s/ Tracie Klein
                                 --------------------------
                                     TRACIE KLEIN
                             Title:  FIRST VICE PRESIDENT